EXHIBIT 5.1

                             GREENBERG TRAURIG, LLP
                                MetLife Building
                           200 Park Avenue, 15th Floor
                            New York, New York 10166

                               ____________, 2005

Bionovo, Inc.
2200 Powell Street, Suite 675
Emeryville, California 94608

Ladies and Gentlemen:

         We are acting as counsel to Bionovo, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form SB-2, filed on July 5, 2005 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), covering 52,031,972 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), consisting of 42,112,448 shares of outstanding Common Stock and 9,919,524 shares of Common Stock issuable upon the exercise of outstanding warrants issued by the Company (the "Warrants"), which are being registered in connection with the proposed sale of the shares of Common Stock by the selling stockholders listed therein.

         We have examined and relied on the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

         Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction, other than the General Corporation law of the State of Delaware and the federal laws of the United States, and we do not express any opinion as to the effect of any other laws on the opinion stated


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herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

         Based upon and subject to the foregoing, we are of the opinion that (i) the 42,112,448 shares of Common Stock included in the Registration Statement that are presently outstanding have been duly authorized, validly issued and are fully paid and nonassessable, and (ii) the 9,919,524 shares of Common Stock included in the Registration Statement that are issuable upon exercise of the Warrants have been duly authorized and, when such shares of Common Stock have been issued upon exercise in accordance with the terms of the Warrants and certificates representing such shares of Common Stock in the form of the specimen certificate examined by us have been duly executed and delivered by the Company and countersigned and registered by the Company's transfer agent and registrar, such shares of Common Stock will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission ("Commission") as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            ------------------------------------
                                            GREENBERG TRAURIG, LLP